2nd Quarter Earnings Slides August 4, 2011

This Presentation includes and references "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, expectations regarding refining margins, revenues, cash flows, capital expenditures, turnaround expenses and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would" and similar terms and phrases to identify forward- looking statements in this Presentation, which speak only as of the date the statements were made. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation. Forward Looking Statements 2

3Q 2011 Guidance 3 Pacific Northwest Mid-Pacific Mid-Continent California Throughput (mbpd) 160-170 65-75 110-120 240-250 Manufacturing Cost ($/bbl) $ 3.80 $ 2.90 $ 3.60 $ 6.85 $ in millions, unless noted Corporate/System Refining Depreciation $ 95 Corporate Expense Before Depreciation $ 34 Interest Expense Before Interest Income $ 36

Net Income 4 EPS (Diluted) $ in millions, except per share amounts 2Q 2010 3Q 2010 4Q 2010 1Q 2011 2Q 2011 Refining $ 150 $ 146 $ 128 $ 303 $ 399 Retail 30 32 11 2 38 Corporate and Unallocated (37) (49) (69) (86) (18) Interest and Financing Costs1 (36) (39) (43) (42) (62) Interest Income (Expense) and Other2 - 4 (14) - - Income Tax Expense (40) (38) (10) (70) (135) Less net income attributable to non-controlling interest - - - - (4) Net Income attributable to Tesoro Corporation $ 67 $ 56 $ 3 $ 107 $ 218 EPS (Diluted) $ 0.47 $ 0.39 $ 0.02 $ 0.74 $ 1.52 1 Interest and financing costs include foreign currency gains and losses. 2 Represents net amount of interest income and other expense, as reported.

2Q 2011 Gross Margin Reconciliation 5 $/bbl, unless noted Reported Gross Margin LIFO Hedge1 California California WC 3-2-12 15.86 Capture Rate3 96% Gross Margin 15.25 - 1.46 Pacific Northwest Pacific Northwest PNW 5-3-1-12 16.92 Capture Rate3 85% Gross Margin 14.39 - 1.86 Mid-Pacific Mid-Pacific PNW 5-3-1-12 16.92 Capture Rate3 58% Gross Margin 9.76 - 3.91 Mid-Continent Mid-Continent G3 3-2-12 27.11 Capture Rate3 96% Gross Margin 26.07 - 0.01 1 Hedge gains and losses are recorded in reported gross margin, primarily in the region in which the barrels are received. 2 For more information and detail on the benchmark crack spreads, please see the 'Industry Differentials' document in the Investors section of www.tsocorp.com. 3 Amounts may not recalculate due to rounding.

2Q 2011 Cash Flow 6 $ in millions 1 Interest paid is net of capitalized interest. 2 Includes $288 M in proceeds from TLLP offering and $50 M of borrowings on TLLP revolver, less $244 M in debt repayment and $25 M in repayment on TPSA revolver. 724 519 (472) (124) (109) 69 607 1 2 Cash balance as of 7/31/11 was about $900 million

Throughput by Refining Region 7 Pacific Northwest Mid-Pacific Mid-Continent California

Operating Expense by Refining Region Pacific Northwest Mid-Pacific Mid-Continent California 8

Stock-Based Compensation 9 $ in millions Q3 2010 Q4 2010 Q1 2011 Q2 2011 Stock options 1 1 - - Restricted stock and units 3 3 2 3 Performance share awards and units 1 - - 1 Market stock units - - - 1 Stock appreciation rights 6 19 35 (13) Phantom stock 3 7 11 (5) Total Stock-Based Compensation Expense (Credit) 14 30 48 (13) Change in Tesoro stock price during quarter $ 1.69 $ 5.18 $ 8.29 $(3.92)